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                                                                   Exhibit  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 1999 relating to the financial statements and financial statement schedule, which appears in Wind River Systems, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
August 9, 1999